Exhibit (l)(3)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 19, 2018

Great Elm Capital Corp.
800 South Street, Suite 230
Waltham, MA 02453

Re:	Great Elm Capital Corp. Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special New York counsel to Great Elm Capital Corp., a Maryland corporation (the "Company"), in connection with the public offering of $44,898,375 aggregate principal amount of the Company's 6.75% Notes due 2025 (the "Notes") to be issued under the Base Indenture, dated September 18, 2017 (the "Base Indenture"), between the Company and American Stock & Trust Co. LLC, as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture dated January 19, 2018 (the "Supplemental Indenture," and together with the Base Indenture, the "Indenture"), establishing the terms of the Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)the registration statement on Form N-2 (File No. 333-221882) of the Company relating to debt securities of the Company filed on December 4, 2017 with the Securities and Exchange Commission (the "Commission") under the Securities Act and Pre-Effective Amendment No. 1 through No. 2 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the "Rules and Regulations") and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on January 11, 2018 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");

(b)the preliminary prospectus, dated January 9, 2018 (the "Preliminary Prospectus"), which forms a part of and is included in the Registration Statement;

Great Elm Capital Corp.

January 19, 2018

(c)the final prospectus, dated January 11, 2018 (the "Prospectus"), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 497(h) of the Rules and Regulations;

(d)an executed copy of the Underwriting Agreement, dated January 11, 2018 (the "Underwriting Agreement"), between the Company and Ladenburg Thalmann & Co. Inc., as representative of the several Underwriters named therein (the "Underwriters"), relating to the sale by the Company to the Underwriters of the Notes;

(e)an executed copy of the Base Indenture;

(f)an executed copy of the Supplemental Indenture;

(g)the global certificate evidencing the Notes registered in the name of Cede & Co. (the "Note Certificate") in the form delivered by the Company to the Trustee for authentication and delivery;

(h) an executed copy of a certificate of Michael J. Sell, Secretary of the Company, dated the date hereof (the "Secretary's Certificate").

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary's Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as "Opined-on-Law").

As used herein, “Transaction Agreements” means the Underwriting, the Indenture, the Supplemental Indenture and the Note Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Note Certificate, when duly executed and delivered by duly authorized officers of the Company and when duly authenticated by the Trustee and delivered by the Company against payment therefor in accordance with the terms of the Underwriting

Great Elm Capital Corp.

January 19, 2018

Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement to the extent that such provision purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process; and

(h)  to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction

Great Elm Capital Corp.

January 19, 2018

Agreement, the opinion stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a)the Company (i) was duly incorporated and was validly existing and in good standing under the laws of the State of Maryland, (ii) had requisite legal status and legal capacity under the laws of the State of Maryland and (iii) has complied and will comply with all aspects of the laws of the State of Maryland in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the Company is a party;

(c)each of the Transaction Agreements have been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)neither the execution and delivery by the Company of the Transaction Agreements  nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes: (i) conflicted or will conflict with the Articles of Amendment and Restatement of the Company or by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments which are listed in Part C of the Registration Statement or the Company’s Annual Report on Form 10-K), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

(e)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company  of its obligations thereunder, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Great Elm Capital Corp.

January 19, 2018

We hereby consent to the reference to our firm under the heading "Legal Matters" in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company's Registration Statement being filed on the date hereof and incorporated by reference into the Registration Statement.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MKH